THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

SECURED DEBENTURE

CASCADE ENERGY INC.

5% Secured Convertible Debenture

June 15, 2006

No. Salifolia Invest and Trade Inc. - 001	US$1,000,000

     This Secured Debenture (the “Debenture”) is issued on June 15, 2005 (the “Closing Date”) by Cascade Energy Inc., a Nevada corporation (the “Company”), to Salifolia Invest and Trade Inc., a British Virgin Islands entity (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended, and is a companion to Ratan Consulting Inc.’s $1,000,000 Convertible Debenture and Perosa Management S.A.’s $1,000,000 Convertible Debenture both due on June 15, 2006.

     Section 1     Principal and Interest.

     For value received, the Company hereby promises to pay to the order of the Holder on June 15, 2006 in lawful money of the United States of America and in immediately available funds the principal sum of One Million Dollars (US$1,000,000.00) , together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At any time from the date hereof, at the Holder’s option, the entire principal amount and all accrued interest may be either (a) paid to the Holder, at Company’s choice, or (b) converted, at Holder’s election, in accordance with Section 1(a) herein provided.

a.

Optional Conversion. The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the “Conversion Shares”) of the Company’s common stock, par value US$0.0001 per share (“Common Stock”), at the price per share (the “Conversion Price”) equal to $0.50. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit “A” to this Debenture, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.

b.

Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but un-issued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the $0.50 price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

c.

Mandatory Redemption. In the event that the Company shall merge into, be acquired by, or transfer a majority of its assets to any other company or individual buyer, then the Company shall, within thirty (30) days of the date the Company effects any of these events, redeem the entire outstanding convertible debenture at an amount equal to one hundred twenty percent (120%) of the amount redeemed plus accrued interest.

d.

Interest Payments. The interest so payable will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated on the $0.50. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

e.

Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

f.

Secured Nature of Debenture: Payoff by Production. All of the assets and property of the Company as set forth on Exhibit A secure this Debenture to this Debenture, in combination with all other Trust Debentures, on a pro-rata basis.

h.

Amendments and Waiver of Default. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

     Section 2.     Events of Default.

     An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company’s transfer agent to issue Common Stock to the Holder within five (5) days of the Company’s receipt of the attached Notice of Conversion from Holder; (c) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; and (d) events of bankruptcy. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture, convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1(a) herein.

     Section 3.     Conversion Rights.

     Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the Closing Date, into shares of Common Stock at a price equal to the Conversion Price, as defined in 1(a) above.

     Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

     Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

     Section 4.     Miscellaneous

     Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Cascade Energy Inc.
13405 Folsom Blvd., Suite 820
Folsom, CA
Attention: Sam Johal
Telephone: (916) 608-9700
Facsimile: (916) 608-8747

With a copy to:	Dieterich & Associates
11300 West Olympic Boulevard, Suite 800
Los Angeles, CA 90064
Attention: Christopher Dieterich
Telephone: (310) 312-6888
Facsimile: (310) 312-6880

If to the Holder:	Salifolia Invest and Trade Inc.
Tortola, B.V.I.
Attention: Dr. Gerold Hoop
Telephone: (423) 235-05-50
Facsimile: (423) 235-05-51

     Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of Nevada without giving effect to the principles of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the State of Nevada in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

     Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

     Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. Only an instrument in writing executed by the parties hereto may amend this Debenture.

     Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

     IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

CASCADE ENERGY INC.

By: /s/ Chris Foster
Name: Chris Foster
Title: Secretary & Treasurer

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Debenture)

TO:	-

The undersigned hereby irrevocably elects to convert US$ ________________ of the principal amount of the above Debenture into Shares of Common Stock of Cascade Energy Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price
Signature:
Name:
Address:
Amount to be converted:	US$ _________________________________
Amount of Debenture
unconverted:	US$ _________________________________
Conversion Price per share:	US$ _________________________________
Number of shares of Common
Stock to be issued:	-
Please issue the shares of
Common Stock in the following
name and to the following
address:
Issue to:	-
Authorized Signature:	-
Name:	-
Title:	-
Phone Number:	-
Broker DTC Participant Code:	-
Account Number:	-